Arch Therapeutics Announces $2.85 Million Private Placement

Wellesley, MA (MARKETWIRED – January 31, 2014) — Arch Therapeutics, Inc. (OTCQB: ARTH) (“Arch” or the “Company”), a life sciences company and developer of the AC5 Surgical Hemostatic Device™, a novel product aimed at controlling bleeding and fluid loss in order to provide faster and safer surgical and interventional care, is pleased to announce today its private placement to institutional and high net worth investors of an aggregate of 11,400,000 shares of common stock at $0.25 per share, pursuant to the terms of a securities purchase agreement dated January 30, 2014. The private placement is expected to close on or about February 4, 2014, subject to customary closing conditions.

Upon the closing of the private placement, Arch will also issue to the investors Series A Warrants to purchase up to an aggregate of 11,400,000 shares of common stock, which will have an exercise price of $0.30 per share and a term of exercise equal to five years after their issuance date; Series B Warrants to purchase up to an aggregate of 11,400,000 shares of common stock, which will have an exercise price of $0.35 per share and a term of exercise equal to the shorter of 12 months after their issuance date and six months after the effective date of a registration statement registering such shares for resale under the Securities Act of 1933; and Series C Warrants to purchase up to an aggregate of 11,400,000 shares of common stock, which will have an exercise price of $0.40 per share and a term of exercise equal to the shorter of 18 months after their issuance date and nine months after the effective date of a registration statement registering such shares for resale under the Securities Act of 1933.

Arch has agreed to file one or more registration statements within 45 days after the closing of the private placement with the Securities and Exchange Commission to register for resale under the Securities Act of 1933 the shares of common stock to be issued at the closing and the shares of common stock issuable upon exercise of the Series A Warrants, Series B Warrants and Series C Warrants.

The gross proceeds of the offering are expected to be approximately $2.85 million, and the net proceeds, after deducting estimated offering expenses payable by Arch, are expected to be approximately $2.77 million. The Company did not engage a placement agent in connection with the private placement. Arch intends to use the offering proceeds to advance its hemostasis development program, predominantly focusing on AC5 Surgical Hemostatic Device™, and for general corporate purposes.

The foregoing descriptions of the transaction and the transaction documents are not complete and are subject to, and qualified in their entirety by, reference to the transaction documents, all of which are filed as exhibits to, and more fully described in, a Current Report on Form 8-K being filed with the Securities and Exchange Commission currently herewith.

The securities to be issued and sold in the private offering are being offered and sold to accredited investors in compliance with Regulation D promulgated under the Securities Act of 1933. The securities have not been registered under the Securities Act of 1933 or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release is not and shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described, and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.

About Arch Therapeutics, Inc. (OTCQB: ARTH)

Arch Therapeutics, Inc. is a medical device company developing a novel approach to stop bleeding (hemostasis) and control leaking (sealant) during surgery and trauma care. Arch is developing products based on an innovative self-assembling peptide technology platform to make surgery and interventional care faster and safer for patients. Arch’s flagship development stage product candidate, known as AC5 Surgical Hemostatic Device™, is being designed to achieve hemostasis in minimally invasive and open surgical procedures. Find out more at www.archtherapeutics.com.

Notice Regarding Forward-Looking Statements

This news release contains “forward-looking statements” as that term is defined in Section 27(a) of the Securities Act of 1933 and Section 21(e) of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among others, statements regarding the completion and timing of the private offering, the Company’s planned use of any proceeds received from the private offering, references to novel technologies and methods, the Company’s business and product development plans and projections, or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, market and other general economic conditions, the Company’s and the investors’ ability to satisfy the conditions required to close the private offering, the inherent uncertainties associated with developing new products or technologies and operating as a development stage company, our ability to raise the additional funding we will need to continue to pursue our business and product development plans, our ability to develop and commercialize products based on our technology platform, and market conditions. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that any forward-looking statements contained in this press release are based on reasonable beliefs and assumptions, any such beliefs or assumptions may prove to be inaccurate. Investors should consult all of the information set forth herein and should also refer to the risk factors and other disclosures contained in the reports and other documents we file with the Securities and Exchange Commission, available at www.sec.gov.

On Behalf of the Board,

Terrence W. Norchi, M.D.

Arch Therapeutics, Inc.

Contact:

ARTH Investor Relations

Toll Free: +1-855-340-ARTH (2784) (US and Canada)

Email: investors@archtherapeutics.com

Website: www.archtherapeutics.com